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                                               [BGR I Property Building R Lease]


                            THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is entered into as of May 9, 1996, by and between BGR ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor"), and CHIRON CORPORATION, a Delaware corporation ("Lessee"), with reference to the following facts:

     A. Lessor and Lessee are parties to that certain Lease dated December 17, 1984, entered into by Lessor and Lessee's predecessor, Cetus Corporation, as amended by that certain Amendment to Lease dated February 1, 1986, and by that certain Second Amendment to Lease dated as of March 15, 1995 (as so amended, the "Lease"). The property covered by the Lease is located in Emeryville, California, and is more particularly described in the Lease. The Term of the Lease expires June 30, 2004.

     B. Lessor, Lessee and certain other parties related to Lessor entered into that certain Option Agreement dated March 15, 1995 (the "Option Agreement"), pursuant to which Lessor granted to Lessee the option, subject to the terms and conditions of the Option Agreement, to purchase the property covered by the Lease as well as other property in the vicinity thereof (the "Option"). As provided for in the Option Agreement, as additional consideration for the grant of said Option, Lessee agreed that, if Lessee entered into a Development Agreement (as defined in the Option Agreement), Lessee's rights to terminate the Lease under Paragraph 3.2 of the Lease would be waived.

     C. Lessee has entered into such a Development Agreement; and Lessor and Lessee are entering into this Third Amendment to evidence Lessee's waiver of the termination rights specified in Paragraph 3.2 of the Lease, as provided for in the Option Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

     1. AMENDMENT OF PARAGRAPH 3.2. Lessee hereby irrevocably waives and relinquishes any and all of Lessee's rights under Paragraph 3.2 of the Lease to terminate the Lease. In furtherance of the foregoing, Lessor and Lessee hereby amend Paragraph 3.2 of the Lease by deleting in its entirety the third sentence of said paragraph, which sentence begins in the tenth (10th) line of said paragraph with the phrase "Notwithstanding anything to the contrary in this Lease, . . ."

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     2.   AMENDMENT TO PARAGRAPH 4.2 (ANNUAL RENT ADJUSTMENT).  The Monthly Rent
provided for in Paragraph 4.1 of the Lease has been subject to annual adjustment pursuant to Paragraph 4.2 of the Lease, and as of the date hereof said Monthly Rent for the Premises is $1.56 per rentable square foot. The Monthly Rent shall continue to be adjusted annually as provided in Paragraph 4.2 through May 31, 2001, and shall thereafter remain unchanged for the balance of the Term (I.E., until June 30, 2004). In furtherance of the foregoing, Lessor and Lessee hereby amend the Lease as follows:

          (a) In the fifth (5th) sentence of Paragraph 4.2 of the Lease beginning in line 21 thereof, the initial phrase "On the eleventh Adjustment Date and each subsequent Adjustment Date during the Term and any extension thereof" is hereby deleted and the phrase "On the eleventh Adjustment Date and on each subsequent Adjustment Date occurring prior to May 31, 2001" is substituted therefor.

          (b) The following sentence is added to Paragraph 4.2 of the Lease after the fifth (5th) sentence thereof:

          "Following the annual adjustment to Monthly Rent that occurs on the Adjustment Date preceding May 31, 2001, there shall be no further annual adjustments to Monthly Rent, and the Monthly Rent for the balance of the Term shall remain the same as the Monthly Rent due and payable for the month of May, 2001.

     3. STATUS OF LEASE. Except as amended hereby, the Lease remains unamended; and as amended hereby, the Lease and all the terms and conditions thereof remain in full force and effect.

     4. COUNTERPARTS. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment as of the date first set forth above.

LESSEE:                                 LESSOR:

CHIRON CORPORATION,                     BGR ASSOCIATES, A CALIFORNIA
a Delaware corporation                  LIMITED PARTNERSHIP


By: /s/ Dennis L. Winger                By:  /s/ Richard K. Robbins
    -------------------------------         -----------------------------------
        Dennis L. Winger                         Richard K. Robbins
                                                 Managing General Partner
Its: /s/ Senior Vice President
     ------------------------------
         Finance and Administration


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